Exhibit 99.1

SCBT Financial Corporation Reports Record Second Quarter Earnings and
Continued Strong Asset Quality

HIGHLIGHTS:
--Second quarter earnings
Net income of $5.6 million – Up 11.4%
Diluted EPS of $0.60 – Up 11.3%
Total assets of $2.3 billion – Up 9.9%
--Continued strong asset quality with lower net charge-offs
Net charge-offs as a percentage of average loans of 0.09% compared to 0.27%

COLUMBIA, S.C.—July 17, 2007—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A., reported an increase in consolidated net income compared to the second quarter of 2006.  The Company today released its unaudited results of operations and other financial information for the period ended June 30, 2007.

Second Quarter 2007 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $5.6 million, or $0.60 per diluted share, for the three months ended June 30, 2007 compared to consolidated net income of $5.0 million, or $0.54 per diluted share, for the second quarter of 2006.  Net income of $10.8 million for the first six months of 2007 reflects a 10.2% increase from $9.8 million in the first half of 2006.  The Company had diluted earnings per share of $1.17 and $1.06 for the six months ended June 30, 2007 and 2006, respectively.  The Company’s earnings growth reflected the strong profitability of its bank subsidiaries during the second quarter.  Compared to the second quarter 2006, South Carolina Bank and Trust reported a 10.4% increase in net income to $5.3 million and South Carolina Bank and Trust of the Piedmont reported an 8.2% increase in net income to $722,000.

“We continued to maintain excellent asset quality during a very profitable second quarter,” commented Robert R. Hill, Jr., CEO of SCBT Financial Corporation.  “We experienced solid increases in noninterest income during the quarter as secondary market mortgage fees increased 23.2%, bankcard services income increased 20.8%, and trust and investment services income increased 20.6% over the second quarter of 2006.  As we expected, we began to see the net interest margin expand by 5 basis points from the first quarter.  We believe the compression within our net interest margin has stabilized and could expand during the last half of 2007, if our funding cost remains flat.  In addition, we continue to expand SCBT as South Carolina’s premier community bank.  In April 2007, we opened a full-service branch in Charleston to replace a limited-service location.  We believe that our exceptional banking team in Charleston provides the best products and services, and we are excited about the opportunities which exist in this growing market.”

During the second quarter of 2007, the Company’s total assets increased to $2.3 billion, a 9.9% increase over the second quarter of 2006.  The growth in total assets was supported by growth in total deposits of $160.0 million, an increase of 9.9% over the total in the second quarter of 2006.  Earning assets for the quarter increased by $206.3 million, or 10.8%, compared to the comparable period in 2006.  The increase includes an 11.3% increase in investment securities to $234.9 million.

The Company’s annualized return on average assets for the second quarter increased to 1.00% compared to 0.99% for the second quarter of 2006 and 0.96% for the first quarter.  Total shareholders' equity at quarter end was $169.8 million, an increase of 9.9% from the second quarter of 2006.  The Company’s total shareholders’ equity was impacted by a decrease in accumulated other comprehensive income resulting from the implementation in the fourth quarter 2006 of a new accounting pronouncement for defined benefit pension and other postretirement plans.  Annualized return on average equity for the quarter was 13.27%, up from 13.07% for the second quarter of 2006.  Annualized return on average tangible equity for the second quarter decreased to 16.82% from 17.08% for the comparable period in the prior year; but increased from 16.45% in the first quarter.

Asset Quality

The results reported during the second quarter reflect SCBT’s continued commitment to strong asset quality.  John C. Pollok, senior executive vice president and CFO of SCBT Financial Corporation commented, “We are very pleased with the fact that we have been able to maintain very strong asset quality.  We believe we have been able to avoid issues because of our underwriting processes and continual review of our loan portfolio.  Additionally, we reported very low net charge-offs for the quarter.  We continue our disciplined focus on strong asset quality within our loan portfolio.”

At June 30, 2007, nonperforming loans totaled $4.3 million, representing 0.24% of period-end loans.  Other real estate owned at the end of the second quarter was $771,000, a slight increase from $525,000 in the first quarter.  The allowance for loan losses at June 30, 2007 was $23.4 million and represented 1.29% of total loans.  The current allowance for loan losses provides 5.42 times coverage of period-end nonperforming loans.  In the second quarter, net charge-offs were $386,000, or an annualized 0.09% of average loans compared to 0.27% in the same period of 2006.

Loans and Deposits

The Company grew total loans 9.7% since the second quarter of 2006, an increase driven largely by continued growth in commercial loans.  Commercial real estate loans totaled $875.0 million at quarter-end, a 2.5% increase from the first quarter in 2007 and a 16.4% increase from the comparable period in 2006.  Commercial non real estate loans increased 4.0% to $204.9 million from the first quarter and 19.1% from the comparable period in 2006.  Total loans outstanding were $1.8 billion at June 30, 2007 compared to $1.6 billion for the comparable period in 2006.  The balance of mortgage loans held for sale decreased $5.8 million from the first quarter to $28.1 million.

Deposit growth remained strong compared to the same quarter in 2006, driven largely by growth in certificates of deposit and savings deposits.  Total deposits outstanding at the end of the second quarter were $1.8 billion, an increase of $160.0 million, or 9.9%, compared to the second quarter in the prior year.  When compared to first quarter, total deposits outstanding increased $66.9 million, or 3.9%; savings account deposit levels increased $20.5 million, or 21.7%; and certificates of deposits increased $47.8 million, or 6.3%.  Noninterest bearing deposits grew $12.1 million, or 4.4%, to $285.2 million from the first quarter.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $20.5 million for the second quarter of 2007, up 4.9% from $19.6 million in the comparable period last year.  Tax-equivalent net interest margin decreased 22 basis points from the second quarter of 2006 to 3.99%.  Compared to the first quarter of 2007, tax-equivalent net interest margin increased 5 basis points from 3.94%.

The Company’s average yields on interest-earning assets increased 31 basis points while rates on interest-bearing liabilities increased 62 basis points from the second quarter of 2006.  During the second quarter of 2007, the Company’s average total assets increased to $2.2 billion, a 9.9% increase over the second quarter of 2006.  The increase reflected a $149.2 million increase in average total loans to $1.8 billion from the second quarter.  The increase in volume and a 35 basis point increase in average yields on total loans contributed to higher average yield on interest-earning assets during the second quarter.  Average earning assets for the quarter increased by $202.2 million, or 10.8%, compared to the average for the comparable period in 2006.  Average investment securities were $227.3 million at June 30, 2007, or 10.7% higher than the balance in 2006.  The growth in average total assets was supported by growth in average total deposits of $145.1 million, an increase of 9.2% over the average in the second quarter of 2006.

Noninterest Income and Expense

Noninterest income was $7.8 million in the second quarter of 2007, an increase from $6.7 million in the comparable period in 2006.  This increase included a $332,000, or 23.2%, increase in secondary market mortgage fees; a $300,000, or 9.0%, increase in service charges on deposit accounts; a $179,000, or 20.8%, increase in bankcard services income; and a $170,000, or 34.3%, increase in other noninterest income.  The increase in other noninterest income was driven by a $142,000 increase in the cash surrender value of bank owned life insurance.  Additionally, trust and investment services income increased 20.6% from the comparable period in 2006.

Noninterest expense was $19.1 million in the second quarter of 2007, up from $16.8 million in the comparable period in 2006.  The increase was driven by a $1.4 million, or 13.7%, increase in salaries and employee benefits expense driven by sales volume incentives paid to employees and the addition of six de novo locations since June 30, 2006.  These locations accounted for approximately 30%, or $400,000, of the compensation increase from the same quarter a year ago.  Information services expense increased $250,000, or 28.9%, compared to the prior year’s second quarter.  Net occupancy expense increased $193,000, or 18.5%.  Furniture and equipment expense increased $130,000, or 11.1%, compared to the second quarter in 2006.

SCBT Financial Corporation is a multi-bank holding company whose subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A.  The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A.  Through these subsidiaries, SCBT Financial Corporation operates 45 financial centers in 16 South Carolina counties, and has served South Carolinians for more than 73 years.  The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans.  SCBT Financial Corporation's common stock is traded on the NASDAQ Global Select MarketSM under the symbol “SCBT.”

For additional information, please visit our website at www.SCBTonline.com.

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended.  SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities:  (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; and (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
EARNINGS SUMMARY (non tax equivalent)	2007	2006	Change	2007	2006	Change
Interest income	$37,490	$32,389	15.7%	$73,736	$62,238	18.5%
Interest expense	16,964	12,829	32.2%	33,530	24,297	38.0%
Net interest income	20,526	19,560	4.9%	40,206	37,941	6.0%
Provision for loan losses (1)	800	1,522	-47.4%	1,582	2,668	-40.7%
Noninterest income	7,796	6,662	17.0%	15,082	12,697	18.8%
Noninterest expense	19,118	16,753	14.1%	37,688	33,120	13.8%
Earnings before income taxes	8,404	7,947	5.8%	16,018	14,850	7.9%
Provision for income taxes	2,833	2,946	-3.8%	5,237	5,063	3.4%
Net earnings	$5,571	$5,001	11.4%	$10,781	$9,787	10.2%

Basic weighted average shares	9,189,677	9,115,013	0.8%	9,183,613	9,109,248	0.8%
Diluted weighted average shares	9,219,612	9,208,692	0.1%	9,213,967	9,208,009	0.1%

Earnings per share - Basic (a)	$0.61	$0.55	10.5%	$1.17	$1.07	9.3%
Earnings per share - Diluted (a)	$0.60	$0.54	11.3%	$1.17	$1.06	10.1%

Cash dividends declared per common share	$0.17	$0.17	0.0%	$0.34	$0.34	0.0%
Dividend payout ratio	29.98%	30.82%	-2.7%	30.58%	33.24%	-8.0%

(a) Earnings per share data above have been retroactively adjusted to give effect to a 5% common stock dividend paid on March 23, 2007 to shareholders of record on March 9, 2007.

	AVERAGE for Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
BALANCE SHEET HIGHLIGHTS	2007	2007	2006	2006	2006
Mortgage loans held for sale	$30,124	$23,164	$22,005	$21,631	$23,255
Total loans (1)	1,783,715	1,766,128	1,720,546	1,661,679	1,634,556
Total investment securities	227,343	214,229	214,603	212,367	205,347
Intangible assets	35,539	35,688	35,794	35,926	35,995
Earning assets	2,081,623	2,051,044	1,982,495	1,913,849	1,879,432
Total assets	2,237,433	2,205,449	2,134,262	2,065,415	2,035,142
Noninterest bearing deposits	277,500	265,711	268,176	272,089	270,158
Interest bearing deposits	1,452,388	1,424,702	1,419,082	1,339,414	1,314,586
Total deposits	1,729,888	1,690,413	1,687,258	1,611,503	1,584,744
Fed funds purchased & repo	197,708	206,450	147,907	142,777	147,753
Other borrowings	122,587	127,240	121,588	140,779	136,788
Shareholders' equity	168,376	164,147	162,272	157,117	153,416

	AVERAGE for Six Months Ended		%
	June 30,	June 30,
BALANCE SHEET HIGHLIGHTS	2007	2006	Change
Mortgage loans held for sale	$26,663	$18,971	40.5%
Total loans (1)	1,774,970	1,601,967	10.8%
Total investment securities	220,822	197,297	11.9%
Intangible assets	35,613	36,050	-1.2%
Earning assets	2,066,418	1,847,632	11.8%
Total assets	2,221,529	2,002,742	10.9%
Noninterest bearing deposits	271,638	262,606	3.4%
Interest bearing deposits	1,438,622	1,285,483	11.9%
Total deposits	1,710,260	1,548,089	10.5%
Fed funds purchased & repo	202,055	152,881	32.2%
Other borrowings	124,901	138,426	-9.8%
Shareholders' equity	166,273	151,670	9.6%

	ENDING Balance
	June 30,	March 31,	December 31,	September 30,	June 30,
BALANCE SHEET HIGHLIGHTS	2007	2007	2006	2006	2006
Mortgage loans held for sale	$28,092	$33,868	$23,236	$22,624	$29,602
Total loans (1)	1,806,000	1,783,337	1,760,830	1,682,217	1,646,174
Total investment securities	234,942	219,785	210,391	212,606	211,039
Intangible assets	35,497	35,622	35,749	35,880	36,012
Allowance for loan losses (1)	(23,369)	(22,955)	(22,668)	(21,675)	(21,214)
Premises and equipment	51,182	49,718	48,904	47,969	47,057
Total assets	2,274,951	2,242,500	2,178,413	2,119,050	2,070,927
Noninterest bearing deposits	285,155	273,054	256,717	273,329	275,180
Interest bearing deposits	1,498,114	1,443,345	1,449,998	1,384,087	1,348,059
Total deposits	1,783,269	1,716,399	1,706,715	1,657,416	1,623,239
Fed funds purchased & repo	200,989	201,407	203,105	147,955	140,283
Other borrowings	100,882	140,399	90,416	140,457	141,724
Total liabilities	2,105,115	2,075,900	2,016,525	1,958,719	1,916,409
Shareholders' equity	169,836	166,600	161,888	160,331	154,518

Actual # shares outstanding	9,195,057	9,182,181	8,719,146	8,705,416	8,685,774

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
NONPERFORMING ASSETS (ENDING balance)	2007	2007	2006	2006	2006
Nonaccrual loans	$3,315	$2,821	$3,567	$2,558	$3,200
Other real estate owned	771	525	597	363	249
Accruing loans past due 90 days or more	995	1,127	1,039	1,557	1,008
Total nonperforming assets	$5,081	$4,473	$5,203	$4,478	$4,457

Total nonperforming assets as a
percentage of total loans and OREO (1)	0.28%	0.25%	0.30%	0.27%	0.27%

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
ALLOWANCE FOR LOAN LOSSES (1)	2007	2007	2006	2006	2006
Balance at beginning of period	$22,955	$22,668	$21,675	$21,214	$20,797
Loans charged off	(447)	(498)	(563)	(493)	(1,097)
Overdrafts charged off	(237)	(231)	(269)	(295)	(225)
Loan recoveries	219	109	203	117	150
Overdraft recoveries	79	125	70	84	67
Net (charge-offs) recoveries	(386)	(495)	(559)	(587)	(1,105)
Provision for loan losses	800	782	1,552	1,048	1,522
Balance at end of period	23,369	22,955	22,668	21,675	21,214

Allowance for loan losses as a
percentage of total loans (1)	1.29%	1.29%	1.29%	1.29%	1.29%
Allowance for loan losses as a
percentage of nonperforming loans	542.20%	581.41%	492.14%	526.74%	504.13%
Net charge-offs as a percentage of
average loans (annualized) (1)	0.09%	0.11%	0.13%	0.14%	0.27%
Provision for loan losses as a percentage
of average total loans (annualized) (1)	0.18%	0.18%	0.36%	0.25%	0.37%

	June 30,		June 30,
LOAN PORTFOLIO (ENDING balance) (1)	2007	% of Total	2006	% of Total
Commercial	$204,881	11.35%	$171,962	10.45%
Consumer	127,924	7.08%	126,290	7.67%
Real estate:
Commercial	875,021	48.45%	751,555	45.65%
Consumer residential mortgage	232,044	12.85%	234,149	14.22%
Consumer construction and development	189,277	10.48%	192,963	11.72%
Firstline	138,673	7.68%	144,555	8.78%
Overdrafts	2,202	0.12%	1,498	0.09%
Other loans	35,991	1.99%	23,256	1.42%
Total loans (gross) (1)	1,806,013	100.00%	1,646,228	100.00%
Unearned income	(13)		(54)
Total loans (net of unearned income) (1)	$1,806,000	100.00%	$1,646,174	100.00%

Mortgage loans held for sale	$28,092		$29,602

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
SELECTED RATIOS	2007	2007	2006	2006	2006

Return on average assets (annualized)	1.00%	0.96%	0.88%	1.01%	0.99%

Return on average equity (annualized)	13.27%	12.87%	11.63%	13.28%	13.07%

Return on average tangible equity (annualized)	16.82%	16.45%	14.93%	17.22%	17.08%

Net interest margin (tax equivalent)	3.99%	3.94%	3.97%	4.14%	4.21%

Efficiency ratio (tax equivalent)	67.05%	68.31%	65.13%	65.88%	63.44%

End of period book value per common share	$18.47	$18.14	$18.57	$18.42	$17.79

End of period tangible book value per common share	$14.61	$14.26	$14.47	$14.30	$13.64

End of period # shares	9,195,057	9,182,181	8,719,146	8,705,416	8,685,774

End of period Equity-to-Assets	7.47%	7.43%	7.43%	7.57%	7.46%

End of period Tangible Equity-to-Tangible Assets	6.00%	5.93%	5.89%	5.97%	5.82%

	Six Months Ended
	June 30,	June 30,
	2007	2006
SELECTED RATIOS

Return on average assets (annualized)	0.98%	0.99%

Return on average equity (annualized)	13.08%	13.01%

Return on average tangible equity (annualized)	16.64%	17.07%

Net interest margin (tax equivalent)	3.96%	4.18%

Efficiency ratio (tax equivalent)	67.69%	64.64%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2007			June 30, 2006
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$40,441	$532	5.28%	$16,273	$208	5.12%
Investment securities (taxable)	201,835	2,519	5.01%	183,396	2,141	4.68%
Investment securities (tax-exempt)	25,508	314	4.94%	21,952	269	4.92%
Mortgage loans held for sale	30,124	434	5.78%	23,255	299	5.15%
Loans (1)	1,783,715	33,691	7.58%	1,634,556	29,472	7.23%
Total Interest-earning assets	2,081,623	37,490	7.22%	1,879,432	32,389	6.91%

Noninterest-Earning Assets:
Cash and due from banks	48,533			62,353
Other assets	130,253			114,319
Allowance for loan losses	(22,976)			(20,962)
Total noninterest-earning assets	155,810			155,710

Total Assets	$2,237,433			$2,035,142

Interest-Bearing Liabilities:
Transaction and money market accounts	$566,017	$3,034	2.15%	$572,575	$2,584	1.81%
Savings deposits	104,552	474	1.82%	77,859	137	0.70%
Certificates and other time deposits	781,819	9,486	4.87%	664,152	6,753	4.08%
Federal funds purchased and repo.	197,708	2,240	4.54%	147,753	1,500	4.07%
Other borrowings	122,587	1,730	5.66%	136,788	1,855	5.44%
Total interest-bearing liabilities	1,772,683	16,964	3.84%	1,599,127	12,829	3.22%

Noninterest-Bearing Liabilities:
Demand deposits	277,500			270,158
Other liabilities	18,874			12,441
Total noninterest-bearing liabilities ("Non-IBL")	296,374			282,599
Shareholders' equity	168,376			153,416
Total Non-IBL and shareholders' equity	464,750			436,015

Total liabilities and shareholders' equity	$2,237,433			$2,035,142

Net interest income and margin (NON-TAX EQUIV.)		$20,526	3.96%		$19,560	4.17%
Net interest margin (TAX EQUIVALENT)			3.99%			4.21%

	Six Months Ended
	June 30, 2007			June 30, 2006
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$43,963	$1,151	5.28%	$29,398	$741	5.08%
Investment securities (taxable)	194,587	4,836	5.01%	174,210	3,991	4.62%
Investment securities (tax-exempt)	26,235	643	4.94%	23,087	562	4.90%
Mortgage loans held for sale	26,663	773	5.85%	18,971	483	5.13%
Loans (1)	1,774,970	66,333	7.54%	1,601,966	56,461	7.11%
Total Interest-earning assets	2,066,418	73,736	7.20%	1,847,632	62,238	6.79%

Noninterest-Earning Assets:
Cash and due from banks	48,266			63,030
Other assets	129,690			112,700
Allowance for loan losses	(22,845)			(20,620)
Total noninterest-earning assets	155,111			155,110

Total Assets	$2,221,529			$2,002,742

Interest-Bearing Liabilities:
Transaction and money market accounts	$566,897	$6,044	2.15%	$557,356	$4,706	1.70%
Savings deposits	92,698	665	1.45%	77,467	259	0.67%
Certificates and other time deposits	779,027	18,778	4.86%	650,660	12,675	3.93%
Federal funds purchased and repo.	202,055	4,545	4.54%	152,881	2,983	3.93%
Other borrowings	124,901	3,498	5.65%	138,426	3,674	5.35%
Total interest-bearing liabilities	1,765,578	33,530	3.83%	1,576,790	24,297	3.11%

Noninterest-Bearing Liabilities:
Demand deposits	271,638			262,606
Other liabilities	18,040			11,676
Total noninterest-bearing liabilities ("Non-IBL")	289,678			274,282
Shareholders' equity	166,273			151,670
Total Non-IBL and shareholders' equity	455,951			425,952

Total liabilities and shareholders' equity	$2,221,529			$2,002,742

Net interest income and margin (NON-TAX EQUIV.)		$40,206	3.92%		$37,941	4.14%
Net interest margin (TAX EQUIVALENT)			3.96%			4.18%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
NONINTEREST INCOME & EXPENSE	2007	2006	Change	2007	2006	Change
Noninterest income:
Service charges on deposit accounts	$3,639	$3,339	9.0%	$7,043	$6,476	8.8%
Secondary market mortgage fees	1,761	1,429	23.2%	3,385	2,531	33.7%
Bankcard services income	1,038	859	20.8%	2,016	1,638	23.1%
Trust and investment services income	651	540	20.6%	1,274	1,017	25.3%
Securities gains (losses), net	42	-		42	-
Other	665	495	34.3%	1,322	1,035	27.7%
Total noninterest income	$7,796	$6,662	17.0%	$15,082	$12,697	18.8%
Noninterest expense:
Salaries and employee benefits	$11,382	$10,012	13.7%	$22,304	$19,827	12.5%
Furniture and equipment	1,300	1,170	11.1%	2,594	2,324	11.6%
Net occupancy expense	1,237	1,044	18.5%	2,338	2,060	13.5%
Information services expense	1,115	865	28.9%	2,113	1,789	18.1%
Advertising and marketing	842	741	13.6%	1,447	1,435	0.8%
Business development and staff related	528	437	20.8%	1,114	874	27.5%
Professional fees	525	479	9.6%	1,009	988	2.1%
Amortization	213	199	7.0%	426	398	7.0%
Other	1,976	1,806	9.4%	4,343	3,425	26.8%
Total noninterest expense	$19,118	$16,753	14.1%	$37,688	$33,120	13.8%

Notes:
(1) Loan data excludes mortgage loans held for sale.